Exhibit 99.1

Chimera Investment Corporation (NYSE: CIM) (“Chimera”) Announces Definitive Agreement to Acquire HomeXpress Mortgage Corp.

Transaction Broadens Chimera’s Residential Credit Platform and Expected to Be Accretive to Earnings in 2026

NEW YORK, June 12th, 2025—(BUSINESS WIRE)—Chimera Investment Corporation (NYSE: CIM) (“Chimera”) today announced that on June 11, 2025, it entered into a definitive agreement to acquire HomeXpress Mortgage Corp. (“HomeXpress”) from certain affiliates of Seer Capital Management’s credit fund business (“Seer”) and certain management sellers (together with Seer, the “Sellers”). HomeXpress is a leading originator of consumer non-QM, investor business purpose, and other non-Agency mortgage loan products, as well as an originator of Agency mortgage loans with a nationwide presence across 46 states and D.C.

“We are thrilled to welcome HomeXpress to the Chimera team,” said Phillip J. Kardis II, President and Chief Executive Officer of Chimera. “We believe that the transaction is the natural next step in the transformation of Chimera. Bringing together Chimera’s strong history of loan securitization, structured finance, and third-party loan management and advisory services with HomeXpress’ loan origination platform is expected to create a powerful combination and enhance our enterprise value. HomeXpress has an excellent management team with experienced origination professionals that have a long history of serving broker and correspondent partners across the U.S. We expect this acquisition to be accretive to Chimera’s earnings in 2026.”

Strategic Rationale and Benefits to Chimera Shareholders

•	Highly Synergistic with Chimera’s Platform

•	The combination of HomeXpress’ non-QM origination platform and our loan management and advisory services is expected to create a tremendous cross-selling opportunity.

•	Provides opportunity for Chimera to acquire and securitize loans on a direct basis.

•	Supports Chimera’s efforts to build an MSR portfolio.

•	Presents an opportunity to create enterprise value at the platform level.

•	Attractive and Diverse Returns

•	Existing net operating losses at Chimera are expected to cover a substantial amount of the acquisition premium.

•	Continues the diversification of Chimera’s income streams to include origination fees and gain on sale income.

HomeXpress Highlights

•	A leading national non-QM originator

•	Approximately 300 employees and lending in 46 states and D.C.

•	$2.5 billion UPB of funded origination volume in 2024

•	$3.5 billion UPB of estimated origination volume for the full year 2025, with $1.2 billion UPB of year-to-date funded origination volume through May 2025

•	Made first loan in 2016 and has been profitable every year since

•	2024 pre-tax net income of $47 million

•	$115 million of GAAP Total Equity as of March 31, 2025

•	Partner of choice for brokers and correspondent lenders across U.S.

•	Experienced management team

Key Transaction Details

Under the terms of the agreement, Chimera will cause its taxable REIT subsidiary, Chimera Funding TRS, to acquire HomeXpress from the Sellers for a combination of cash and 2,077,151 shares of Chimera common stock. The purchase price will be equal to the adjusted book value of HomeXpress as of the end of the month prior to the closing, plus a premium consisting of $120 million in cash plus 2,077,151 shares of Chimera common stock. HomeXpress will operate as a subsidiary of Chimera and Kyle Walker, the current President and CEO, along with key members of the senior management team will continue to manage HomeXpress. Chimera expects to close the transaction during the fourth quarter of 2025, subject to the satisfaction of customary closing conditions.

Advisors

Wells Fargo acted as the exclusive financial advisor to Chimera. Hunton Andrews Kurth LLP served as legal counsel and Alston & Bird LLP served as regulatory counsel to Chimera. Piper Sandler & Co. acted as the exclusive financial advisor to HomeXpress and Seer. Mayer Brown LLP served as legal counsel to Seer. Sheppard, Mullin, Richter & Hampton LLP served as legal counsel to HomeXpress management.

Investor Presentation and FAQs

A supplemental investor presentation, which includes FAQs on the transaction, will be available on Chimera’s website www.chimerareit.com.

About HomeXpress

HomeXpress, headquartered in Santa Ana, California, offers a wide array of consumer non-QM loans, investor business purpose loans, and other Agency and non-Agency mortgage loan products. HomeXpress has approximately 300 employees and actively lends in 46 states and D.C. HomeXpress originated approximately $2.5 billion of mortgage loans in 2024 and approximately $1.2 billion of mortgage loans year-to-date through May 2025, making it one of the largest wholesale non-QM originators in the U.S. and bringing its lifetime origination volume to over $10.7 billion.

About Chimera Investment Corporation

Chimera is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing for itself and for unrelated third parties through its investment management and advisory services in a diversified portfolio of real estate assets, including residential mortgage loans, Non-Agency RMBS, Agency RMBS, business purpose and investor loans, including RTLs, MSRs, and other real estate-related assets such as Agency CMBS, junior liens and HELOCs, equity appreciation rights, and reverse mortgages.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including as related to the expected timing of the closing of Chimera’s acquisition of HomeXpress and the expected impact (including as related to Chimera’s future earnings) of the transaction. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal,” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,”

“anticipate,” “intend,” “plan,” “may,” “would,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: delays and/or unforeseen events that could cause the proposed acquisition of HomeXpress to be delayed or not consummated; the potential that Chimera may not fully realize the expected benefits of the acquisition of HomeXpress, including the potential financial impact; our ability to obtain funding on favorable terms and access the capital markets; our ability to achieve optimal levels of leverage and effectively manage our liquidity; changes in inflation, the yield curve, interest rates and mortgage prepayment rates; our ability to manage credit risk related to our investments and comply with the Dodd-Frank Act and related laws and regulations relating to credit risk retention for securitizations; rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments; the concentration of properties securing our securities and residential loans in a small number of geographic areas; our ability to execute on our business and investment strategy; our ability to determine accurately the fair market value of our assets; changes in our industry, the general economy or geopolitical conditions; our ability to successfully integrate and realize the anticipated benefits of any acquisitions, including the acquisition of the Palisades Group in 2024 and the proposed acquisition of HomeXpress; our ability to operate our investment management and advisory services and manage any regulatory rules and conflicts of interest; the degree to which our hedging strategies may or may not be effective; our ability to effect our strategy to securitize residential mortgage loans; our ability to compete with competitors and source target assets at attractive prices; our ability to find and retain qualified executive officers and key personnel; the ability of servicers and other third parties to perform their services at a high level and comply with applicable law and expanding regulations; our dependence on information technology and its susceptibility to cyber-attacks; our ability to comply with extensive government regulation; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our ability to maintain our classification as a real estate investment trust for U.S. federal income tax purposes; the volatility of the market price and trading volume of our shares; and our ability to make distributions to our stockholders in the future.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that any financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by Chimera’s independent auditors.

Chimera Investor Contact

Chimera Investment Corporation

Investor Relations

888-895-6557

www.chimerareit.com